                                                                    EXHIBIT 4.13


                           VARCO INTERNATIONAL, INC.


                                FIFTH AMENDMENT
                              TO CREDIT AGREEMENT



               This FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of November 3, 1998 and entered into by and among VARCO INTERNATIONAL, INC., a California corporation ("Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and UNION BANK OF CALIFORNIA, N.A. ("UBOC"), as agent for Lenders (in such capacity, "Agent"), and is made with reference to that certain Credit Agreement dated as of June 27, 1997, as amended by a First Amendement to Credit Agreement dated as of July 15, 1997, by a Second Amendment to Credit Agreement dated as of August 13, 1997, by a Third Amendment to Credit Agreement dated as of November 7, 1997 and by a Fourth Amendment to Credit Agreement dated as of February 18, 1998 (as so amended the "Credit Agreement"), by and among Company, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                   RECITALS

               WHEREAS, the parties hereto wish to amend the Credit Agreement in certain respects;

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

              Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

              A.      Amendment to Subsection 1.1.  Certain Defined Terms.
                      ---------------------------------------------------

                      Subsection 1.1 of the Credit Agreement is hereby amended
              by adding thereto the following additional definition:

                      "Scotland Capital Expenditures" means the capital
                      --------- ------- ------------
              expenditures to be incurred in 1998 and 1999 in connection with the consolidation of the Scottish operations of Company and its Subsidiaries".

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       B.     Amendment to Subsection 7.8. CONSOLIDATED CAPITAL EXPENDITURES
              --------------------------------------------------------------

       Subsection of 7.8D of the Credit Agreement is hereby amended by adding the following at the end thereof:

              "and provided further that there shall be excluded from the
                   ----------------
       foregoing limitations in this Subsection 7.8 the Scotland
       Capital Expenditures up to a maximum amount of $8,500,000, it being understood that any amount of Scotland Capital Expenditures in excess of $8,500,000 shall be included within the limitations set forth above."

       Section 2. MISCELLANEOUS

       A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

       (i) Each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring the Credit Agreement shall mean and be a reference to this Amended Agreement.

       (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

       (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

       B. Fees and Expenses. Company acknowledges that all reasonable costs, fees and expenses as described in Subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

       C. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.


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          D.   Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an orginal, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Requisite Lenders and each of the other parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.



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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


               COMPANY:

                                VARCO INTERNATIONAL, INC.


                                By:   /s/ Donald L. Stichler
                                   --------------------------------------
                                Name:  Donald L. Stichler
                                     ------------------------------------
                                Title: Vice-President - Treasurer
                                      -----------------------------------


                                Notice Address:

                                    743 North Eckhoff Street
                                    Orange, CA 92868
                                    Attention:  Chief Financial Officer




               LENDERS:

                                UNION BANK OF CALIFORNIA, N.A.
                                as a Lender, as Issuing Lender and as Agent

                                By:______________________________________
                                Name:____________________________________
                                Title:___________________________________


                                Notice Address:

                                    445 South Figueroa Street
                                    10/th/ Floor
                                    Los Angeles, CA 90071

                                    Attention:  Andrew G. Ewing, Jr.

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                IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                COMPANY:
                                VARCO INTERNATIONAL, INC.

                                By:
                                   --------------------------------

                                Name:
                                     ------------------------------

                                Title:
                                      -----------------------------


                                Notice Address:

                                   743 North Eckhoff Street
                                   Orange, CA  92868
                                   Attention: Chief Financial Officer


                LENDERS:
                                UNION BANK OF CALIFORNIA, N.A.
                                as a Lender, as Issuing Lender and as Agent

                                By: /s/ Andrew G. Ewing, Jr.
                                   --------------------------------

                                Name: Andrew G. Ewing, Jr.
                                     ------------------------------

                                Title: V.P.
                                      -----------------------------


                                Notice Address:

                                   445 South Figueroa Street
                                   10th Floor
                                   Los Angeles, CA  90071

                                   Attention: Andrew G. Ewing, Jr.

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                                           THE CHASE MANHATTAN BANK, as a Lender

                                           By:  /s/ Peter M. Ling
                                              ----------------------------------
                                           Name:     Peter M. Ling
                                                --------------------------------
                                           Title:    Vice President
                                                 -------------------------------

                                           Notice Address:

                                               600 Travis Street, 20th Floor
                                               Houston, TX  77002
                                               Attention: Ki Allen

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                                                MORGAN GUARANTY TRUST COMPANY OF
                                                NEW YORK, as a Lender

                                                By:   /s/Robert Bottamedi
                                                   -----------------------------
                                                Name: Robert Bottamedi
                                                     ---------------------------
                                                Title:  Vice President
                                                      --------------------------

                                                Notice Address:

                                                   60 Wall Street, 22nd Floor
                                                   New York, NY  10260
                                                   Attention: Rob Bottamedi